Exhibit 99.1

VAPE Holdings Announces Closing of Second Round of

Debt Restructure and Consolidation

AGOURA HILLS, CA--(Marketwired - Mar 15, 2016) - VAPE Holdings, Inc. (OTCQB: VAPE) (the "Company" or "VAPE"), a holding company focused on providing healthy, efficient, and sustainable vaporization products, announced today the closing of the second tranche of a debt restructuring and consolidation plan targeting the Company's approximately $1,000,000 in convertible debt.

On March 14, 2016, the Company closed and funded the debt buy-out and restructure of an additional $119,806 in convertible debt of JSJ Investments, Inc. for an aggregate total of approximately $440,000 in debt restructured to date. This represents the second tranche of a proposed complete restructuring and consolidation of the Company's convertible debt into one long term financing partner.

"This latest round of restructuring and refinancing puts VAPE in a much more stable financial position. This represents approximately half of the debt incurred prior to my joining the Company. This is very exciting as it allows us to focus even more attention to growing our core businesses: Revival, Hive Ceramics, and the launching of our branded CBD line that is in the final stages of development,” stated Justin Braune, CEO of VAPE.

About VAPE Holdings, Inc.

VAPE Holdings, Inc. focuses on designing, marketing, and distributing various vaporization products. The company offers medical and food grade ceramic products primarily under the HIVE Ceramics brand throughout North America, Europe and South America. HIVE offers a nonporous, non-corrosive, chemically inert ceramic vaporization element, which can be used for a range of applications, including stand-alone vaporization products and electronic cigarettes. The company is based in Agoura Hills, California.

For more information on HIVE Ceramics and to visit our e-commerce site, please visit: http://www.hiveceramics.com.

For more information on Revival and to visit our e-commerce site, please visit: http://www.revivalvapes.com.

From time to time, VAPE Holdings will provide market updates and news via its websitehttp://www.vapeholdings.com/ or the Company's Facebook page at http://on.fb.me/1d5c7iO.

Cautionary Language Concerning Forward-Looking Statements

This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for VAPE Holdings' products, the introduction of new products, the Company's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company's liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in VAPE Holdings' filings with the United States Securities and Exchange Commission. Examples of such forward-looking statements in this release include statements regarding future sales, costs and market acceptance of products as well as regulatory actions at the State or Federal level. For a more detailed description of the risk factors and uncertainties affecting VAPE Holdings please refer to the Company's Securities and Exchange Commission filings, which are available at www.sec.gov. VAPE Holdings undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Investor Relations:
Marcus Laun
info@growthcircle.com
(888) 518-3274